Exhibit 10.2

THE PERSONS NAMED IN SCHEDULE 1

And

COMTECH GROUP

And

UNITED INFORMATION TECHNOLOGY CO. LTD.

TERMINATION OF UIT SHARE PURCHASE AGREEMENT

 THIS AGREEMENT (this “Agreement”) is made on 6 August, 2006 by and among Comtech Group (the “Comtech”), a company incorporated and existing under the laws of the Cayman Islands, United Information Technology Co. Ltd., a company incorporated and registered in British Virgin Islands ( the “Company”), [            ], a wholly foreign owned enterprise established in the People’s Republic of China (the “Subsidiary”), the previous holders of Common Shares of the Company listed on Schedule 1 hereto (the “Previous Shareholders”) who were the shareholders of the Company prior to Previous Shareholders agreed to sell shares of the Company to Comtech on May 12, 2005 .

1.	WHEREAS:

1.1	An agreement was made on 12 May, 2005 by and among Comtech, the Company, the Subsidiary and the Previous Shareholders (the “Previous Share Purchase Agreement” set forth in Schedule 2 hereto).

2.	AGREEMENT:

2.1
Comtech, the Company, the Subsidiary and the Previous Shareholders agree that upon the Completion of the sale of shares of the Company as defined in the agreement of the Sale and Purchase of Shares in the Company (the “New Share Sale Agreement”as set forth in Schedule 3 hereto) dated on August 6, 2006 by and among Comtech, United Information Technology Co. Ltd., a company incorporated and registered in Cayman Islands, the Company, the Subsidiary, the Previous Share Purchase Agreement shall be terminated and void with immediate effect, and all the obligations, rights, responsibilities, liabilities and representations and warranties of Comtech Group shall be void and no longer have any effect. The Previous Shareholders do not object Comtech to enter the New Share Sale Agreement, and waive all the rights of the Previous Shareholders under the Previous Share Purchase Agreement. The Company, the Subsidiary and the Previous Shareholders further agree to waive the right to sue Comtech related to any claims or potential claims related to the Previous Share Purchase Agreement or arising from the Company and /or from the Subsidiary. The Company, the Subsidiary and the Previous Shareholders further agrees to indemnify Comtech from damages, any liabilities or potential liabilities related to the Previous Share Purchase Agreement or claims related to the Company or the Subsidiary.

2.2
It is hereby acknowledged and agreed by each of the parties hereto that each of the parties hereto unconditionally and irrevocably waive all its rights, claims, interests, remedies, powers and actions pursuant to and arising from or in connection with the Previous Share Purchase Agreement and, accordingly, each of the parties hereto shall be unconditionally and irrevocably released from all obligations and liabilities assumed or incurred by it pursuant to the Previous Share Purchase Agreement with effect from the date of this Agreement.

3	General Provisions

3.01	Each of the parties hereto shall pay its own legal costs and charges and all other fees, costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement.

3.02
Any notice required to be given under this Agreement shall be deemed duly served if left at or sent by registered post to, to the parties hereto at the address first mentioned above or such other address as shall have been notified in writing by or on behalf of such party to the other. Any such notice shall be deemed to be served at the time when the same if left at the address of the party to be served or if served by post on the second day (not being a Sunday or public holiday) next following the day of posting.

3.03	This Agreement represents the entire agreement between the parties and supersedes any and all previous agreements in relation to the subject matter hereof.

3.04	No variation, or waiver of any right in relation to, this Agreement shall be effective unless or made confirmed in writing and signed by each party.

3.05
The provisions of this Agreement are severable and if any provision is held to be invalid, illegal or unenforceable by any court of competent jurisdiction then such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement.

3.06	This Agreement is governed by the laws of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

3.07
This Agreement is binding on and shall ensure for the benefit of each party’s successors and assigns but no right or obligation hereunder shall be capable of assignment or transfer by any party without the written consent of the other.

Execution appears of following page.

This Agreement was signed by the parties on the date first written above.

SIGNED by	)
for and on behalf of	) /s/ Jeffrey Kang
Comtech Group	)
in the presence of:

SIGNED by	)
for and on behalf of	) /s/ William Chan
United Information Technology Co. Ltd (a company incorporated under the laws of the British Virgin Islands))
in the presence of:

SIGNED by	)
for and on behalf of	) /s/ William Chan
[ ]	)
in the presence of:

SIGNED by	)
CHEN Kai ( )	) /s/ Chen Kai
in the presence of:	)

SIGNED by	)
LIN Qiao Li ( )	) /s/ Lin Qiao Li
in the presence of:	)

SIGNED by	)
for and on behalf of	)
Pioneer System Investment Limited	)
in the presence of:

SIGNED by	)
LAM Chi Ming ( )	) /s/ Lam Chi Ming
in the presence of:	)

SIGNED by	)
CHAN, William ( )	) /s/ William Chan
in the presence of:	)

Schedule 1

The Previous Shareholders

Name	Number of Common Shares	Ownership (%)
CHEN Kai ( )	2,776	27.76
LIN Qiao Li ( )	2,086	20.86
Pioneer System Investment Limited	2,780	27.80
LAM Chi Ming ( )	1,179	11.79
CHAN, William ( )	1,179	11.79

Total	10,000	100.0

The registered address of all existing shareholders is [                                                     ]1501(518057)